UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): April 22, 2003


                         WINTRUST FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                         Commission File Number 0-21923


               Illinois                                                               36-3873352
---------------------------------------------------------           ---------------------------------------------------
(State or other Jurisdiction of Incorporation)                              (I.R.S. Employer Identification No.)


                               727 North Bank Lane
                           Lake Forest, Illinois 60045
             -------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (847) 615-4096
      ---------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS.

                On April 22, 2003, Wintrust Financial Corporation (the "Company") issued $25 million of floating rate trust preferred securities (the "Trust Preferred Securities") in a private placement offering. The Trust Preferred Securities were issued by a newly established subsidiary of the Company, Wintrust Capital Trust III. The Trust Preferred Securities have a maturity of 30 years and are redeemable (callable) by the Company in whole or in part at par after five years. Distributions on the Trust Preferred Securities are paid quarterly at a rate equal to three-month LIBOR plus 325 basis points. The proceeds of the offering will be primarily used to support the continued growth of the Company and to reduce other indebtedness in the near-term.

        The Trust Preferred Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States absent registration under the Act or an applicable exemption therefrom.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                         WINTRUST FINANCIAL CORPORATION
                                  (Registrant)


Date:  April 24, 2003                       /s/ David L. Stoehr
                                            ------------------------------------
                                            Executive Vice President &
                                            Chief Financial Officer